Exhibit 24

         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 21, 1997, included in this Form 10-K, into the Company's previously filed Amendment No. 3 to Form S-4 Registration Statement No. 33-21412, Amendment No. 1 to Form S-8 Registration Statement No. 33-24927 and Amendment No. 4 to Form S-1 Registration Statement.

                                   ARTHUR ANDERSEN LLP

Washington, D.C.,
March 31, 1997